UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Capital Southwest Corporation

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12900 Preston Road, Suite 700 Dallas, TX 75230 972.233.8242 capitalsouthwest.com

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JULY 19, 2010

To the Shareholders of Capital Southwest Corporation:

NOTICE IS HEREBY GIVEN that our annual meeting of shareholders will be held on Monday, July 19, 2010, at 10:00 a.m., Dallas time, in Meeting Room #210 of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas. The purpose of the annual meeting is as follows:

1.	To elect five (5) directors to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified;

2.	To ratify the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011;

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on May 28, 2010 will be entitled to notice of and to vote at the meeting.

Your vote is important.  Accordingly, you are asked to vote, whether or not you plan to attend the annual meeting.  You may vote by (i) mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided; (ii) using the Internet at www.voteproxy.com; (iii) phone by calling 1-800-776-9437; or (iv) attending the annual meeting and voting in person.  If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, American Stock Transfer & Trust Company you may do so.  If your shares are held in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.  You may revoke your proxy by (i) executing and submitting a later dated proxy card; (ii) subsequently authorizing a proxy card through the Internet or by telephone; (iii) sending a written revocation of proxy to our Secretary at our principal executive office; or (iv) attending the annual meeting and voting in person.

By Order of the Board of Directors

TRACY L. MORRIS
Chief Financial Officer and Secretary
June 18, 2010
Dallas, Texas

Table of Contents
General Information	1
Who May Vote	1
How You May Vote	1
Quorum	2
Required Vote	2
Other Business	2
Stock Ownership of Certain Beneficial Ownership	3
Section 16(A) Beneficial Ownership Reporting Compliance	4
Proposal One: Election of Directors	5
Board of Directors and Committees	8
Committee Member Independence	8
Audit Committee	8
Audit Committee Report	9
Nominating/Corporate Governance Committee	10
Risk Oversight	11
10b5-1 Plans	12
Compensation Committee	12
Officers	13
Compensation Discussion and Analysis	15
Compensation Objectives	15
Determination of Compensation	16
Roles and Responsibilities – Compensation Committee	16
Roles and Responsibilities – Executive Officers	17
Base Salaries	17
Bonus Awards	18
Stock Options	18
Employee Stock Ownership Plan	19
Retirement Plans	20

Table of Contents (continued)

Accounting for Stock-Based Compensation	20
Tax Deductibility of Compensation	20
Compensation Committee Report	21
Compensation Committee Interlocks and Insider Participation	21
Certain Relationships and Related Party Transactions	21
Summary Compensation Table	22
Grants of Plan-Based Awards	23
2010 Outstanding Equity Awards at Fiscal Year End	24
Option Exercises and Stock Vested	24
Pension Benefits	25
Severance and Change in Control Arrangements	26
Severance and Change in Control Compensation Table	26
Director Compensation For The Fiscal Year Ended March 31, 2010	27
Additional Compensation Information	27
Proposal Two: Ratification of Appointment of Independent Registered Accounting Firm	29
Audit and Other Fees	29
Communication with Directors	30
Other Matters	30
Shareholder Proposals for 2011 Annual Meeting	30
Expenses for Solicitation of Proxies	30
Reduce Duplicate Mailings	31
Annual Report	31

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held On July 19, 2010

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation, with principal executive offices at 12900 Preston Road, Suite 700, Dallas, Texas 75230, of proxies to be voted at the annual meeting of shareholders to be held on July 19, 2010 or any adjournment thereof.  The date on which this proxy statement and the enclosed form of proxy are first being sent or given to our shareholders is on or about June 18, 2010.

Purpose of the Meeting

The annual meeting of shareholders is to be held for the purposes of (1) electing five persons to serve as our directors until the next annual meeting of shareholders, or until their respective successors shall be elected and qualified; (2) ratifying the appointment by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011; and (3) any business other business as may properly come before the meeting or any adjournment thereof.

Who May Vote

The record date for holders of our common stock entitled to notice of, and to vote at, the annual meeting of shareholders is the close of business on May 28, 2010, at which time we had outstanding and entitled to vote at the meeting 3,741,638 shares of common stock.

How You May Vote

You may vote using any of the following methods:

•
By Internet:  Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 Eastern Time on July 15, 2010.  Have your proxy card in hand when you access the Web site and then follow the instructions.

•
By Mail: Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.  The named proxies will vote your shares according to your directions.  If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote in favor of both proposals.

•
By Phone:  Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on July 15, 2010.  Have your proxy card in hand when you call and then follow the instructions.

•
By Attending the Annual Meeting in Person: You may vote shares held directly in your name in person at the meeting.  If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

You may revoke your proxy and change your vote at any time before the final vote at the meeting.  You may do this by signing a new proxy card with a later date, voting on a later date by proxy, or by attending the meeting and voting in person.  However, your attendance at the meeting will not automatically revoke your proxy.  You must specifically revoke your proxy.

If your shares are held in “street name” by your bank, broker or other nominee, you may revoke your proxy or change your vote only by following the separate instructions provided by your bank, broker or other nominee.  If your bank, broker or other nominee holds your shares and you want to attend and vote your shares at the Annual Meeting, you must bring a legal proxy signed by your bank, broker and other nominee to the Annual Meeting

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to constitute a quorum (1,870,820 shares).  Each shareholder is entitled to one vote, in person or by proxy, for each share of common stock held in its name at the close of business on the record date.  Shareholders who are present, in person or by proxy, but abstain from voting on any matter will be counted as present at the meeting for purposes of constituting a quorum, but not for purposes of determining the final vote on any matter.  Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

Required Vote

To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of common stock represented at the annual meeting in person or by proxy.  In order to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending March 31, 2011, the ratification proposal must receive the favorable vote of a majority of the shares of common stock represented at the annual meeting in person or by proxy.

Each proxy delivered to us, unless the shareholder otherwise specifies therein, will be voted “FOR” the election as directors of the persons nominated as directors and “FOR” the ratification of the appointment by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent registered public accounting firm.  In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with the specification.  As to any other matter or business which may be properly brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor our Board of Directors knows of any such other matter or business.

Other Business

As of the date of this proxy statement, we are not aware of any matter to be presented or acted upon at the Annual Meeting other than those described in this proxy statement.  If votes are required on any matter presented during the Annual Meeting and you are not present, your designated proxy will vote your shares using their best judgment.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 1, 2010 by (1) each person, so far as is known to our management, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission (“SEC”)) of more than 5% of our outstanding common stock; (2) each executive officer named in the Summary Compensation Table; (3) each current director; and (4) all current directors and executive officers as a group.  The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has a right to acquire as of June 29, 2010, (60 days after May 1, 2010) through the exercise of any stock option or other right.  Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

Name and address of Beneficial Owner *	Amount and Nature of Beneficial Ownership		Percent of Class
Gary L. Martin	402,969	(1)(3)(4)	10.7%
William R. Thomas III	285,168	(2)(3)(4)	7.6
Thomas Heritage Partners, Ltd.	206,525	(2)	5.5
Donald W. Burton	129,878	(5)	3.5
William M. Ashbaugh	99,753	(1)(3)(4)	2.7
Graeme W. Henderson	12,500		**
Jeffrey G. Peterson	10,615	(3)(4)	**
Samuel B. Ligon	3,000		**
John H. Wilson	2,000		**
Ray D. Schwertner	1,772	(3)	**
Tracy L. Morris	1,000	(4)	**
All directors and executive officers as a group (10 persons)	857,053	(6)	22.7

*	The business address of each beneficial owner is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

**	Less than 1%.

(1)
Mr. Martin is a trustee of certain trusts pursuant to ESOPs for our employees and employees of our wholly-owned portfolio companies owning 211,233 shares (5.6% of our outstanding common stock) on May 1, 2010.  Voting rights on such shares were passed through to the ESOP participants, who are entitled to vote the shares in their individual accounts on July 15, 2010.  As trustee of the ESOPs, Mr. Martin has voting power with respect to shares not voted by the ESOP participants prior to July 15, 2010.

Mr. Martin also participates in the power to direct the trustees in voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and certain of our wholly-owned portfolio companies.  Accordingly Mr. Martin has shared voting and investment power with respect to 299,377 shares, representing 8.0% of our outstanding common stock, owned by the aforementioned trusts.  Under the rules and regulations of the SEC, Mr. Martin is deemed to be the beneficial owner of such 299,377 shares, which are included in the shares beneficially owned by Mr. Martin.

Messrs. Martin and Ashbaugh direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for our employees and certain of our wholly-owned portfolio companies.  Accordingly, Messrs. Martin and Ashbaugh have shared voting and investment power with respect to the 88,144 shares, representing 2.4% of our outstanding common stock, owned by the aforementioned trust.  Under the rules and regulations of the SEC, Messrs. Martin and Ashbaugh are each deemed to be the beneficial owners of such 88,144 shares, which are included in the shares beneficially owned by each of Messrs. Martin and Ashbaugh.

(2)
Mr. Thomas has sole voting and investment power with respect to 285,168 shares, which include 2,752 shares owned by his children; 58,235 shares controlled as executor to his father’s estate; 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 68.7% limited partnership interest.  Mr. Thomas holds a majority interest in and is president and sole manager of Thomas Heritage Company, LLC, and the sole general partner of Thomas Heritage Partners, Ltd.

(3)	Includes 1,109, 5,691, 865, 1,331 and 153 shares owned by a trust pursuant to an ESOP which were allocated to Messrs. Ashbaugh, Martin, Peterson, Schwertner and Thomas, respectively.

(4)	Includes 10,000, 13,500, 1,000, 9,400 and 5,060 shares subject to immediately exercisable stock options held by Messrs. Ashbaugh, Martin, Morris, Peterson and Thomas, respectively.

(5)	Mr. Burton has sole voting and investment power with respect to 129,878 shares owned by Burton Partnership, LP, of which Mr. Burton is the general partner.

(6)
Includes (a) the shares owned by the partnership and trusts referred to in notes (1), (2), (3) and (5), respectively, to the above table, and (b) 38,960 shares subject to immediately exercisable stock options (including those referred to in note (4) to the above table).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors and persons who beneficially own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC.  Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file with the SEC.  Based solely upon a review of the copies of such forms furnished to us, we believe that each of our officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended March 31, 2010.

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are proposed to be elected at the annual meeting to serve until the next annual meeting of shareholders or until their respective successors shall be elected and qualified.  Each of the named persons currently serves as a director and was nominated by the Nominating/Corporate Governance Committee of our Board of Directors.  The Nominating/Corporate Governance Committee did not receive any nominations for trust manager from any person.

Nominees for Director
Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee
Interested Persons
Gary L. Martin Age 63	Chairman of the Board, President, Vice President and Director	One year; Chairman of the Board since 2008; President since 2007; Director since 1988; Vice President from 1979 - 2007	Chairman of the Board since 2008; President of the Corporation since 2007; President of The Whitmore Manufacturing Company and Vice President of the Company from 1979 – 2007	35	Alamo Group Inc.; CapStar Holdings, Corporation; Heelys, Inc.; Humac Company; Lifemark Group (sold 6/10/2010); Media Recovery, Inc.; The RectorSeal Corporation; The Whitmore Manufacturing Company

Mr. Martin has been associated with the Company since 1972, including serving as a director since 1988, while serving as Chief Executive Officer of The Whitmore Manufacturing Company, a specialty lubricant manufacturer and wholly-owned portfolio company of Capital Southwest Corporation.  Mr. Martin has experience serving as Chairman and/or Director on numerous public company boards (see list above) and brings a breadth of business experience across a broad range of industries. Mr. Martin holds a Bachelor of Business Administration from the University of Oklahoma and was a certified public accountant in the state of Texas (now retired, inactive status).

Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee
Not Interested Persons
Donald W. Burton Age 66	Director	One year, director since 2006	Chairman, President and General Partner of various South Atlantic Venture Fund Partnership entities; General Partner of The Burton Partnerships	-	Knology, Inc.; Cluster A Mutual Funds managed by BlackRock Advisors

Mr. Burton has served as Managing General Partner of South Atlantic Venture Funds since December 1983, General Partner of the Burton Partnerships since January 1979 and President and Chairman of South Atlantic Capital Corporation.  The Company benefits from Mr. Burton’s vast experience in equity investing.  Mr. Burton holds a Bachelor of Arts degree from Yale University and an MBA from Harvard Business School.

Graeme W. Henderson Age 76	Director	One year; director since 1976	Self-employed as a private investor and consultant	1	Lifemark Group (sold 6/10/2010)

Mr. Henderson has been associated with Company since 1961, giving him tremendous insight into our company and its operations.  Mr. Henderson has served as President of numerous companies including Source Capital, Inc., Capstan, Inc. and National TV Log.  In addition, Mr. Henderson has served on over fifty public and private corporate boards and trusts.  Mr. Henderson holds a Bachelor of Arts degree from Princeton University and an MBA from Harvard Business School.

Samuel B. Ligon Age 71	Director	One year; director since 2003	Self-employed as a private investor and consultant	1	Heelys, Inc.; Jokari/US, Inc.; Smith Abrasives, Inc.

Mr. Ligon has over 30 years experience as a CEO of a private company, demonstrating his leadership ability and business acumen, and has extensive experience supervising principal financial officers and evaluating financial statements and control systems. Mr. Ligon holds a Bachelor of Science degree from Auburn University and an MBA from Harvard Business School.

Name, Address* and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Director	Other Directorships Held by Nominee

John H. Wilson Age 67	Director	One year; director since 1988	President of U.S. Equity Corporation, a venture capital investment firm	2	Encore Wire Corporation; Palm Harbor Homes, Inc.
Mr. Wilson has been President of U.S. Equity Corporation since 1983 and has over 45 years as an executive or investor in numerous companies in the banking, insurance, manufacturing, communications, health and transportation industries.  Mr. Wilson has a Bachelor of Business Administration degree from Baylor University.

*The business address of each director is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

Our Nominating/Corporate Governance Committee has determined that Mr. Martin is an “interested person” as defined in the Investment Company Act of 1940 and is not “independent” as defined by the NASDAQ Stock Market Listing Standards.  The Committee has determined that Messrs. Burton, Henderson, Ligon and Wilson are “independent” as defined by the NASDAQ Stock Market Listing Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.

Non-management directors may meet in executive session without the Chief Executive Officer at any time.  There were four scheduled non-management executive sessions held by the Board of Directors and Committees throughout the year ended March 31, 2010.  The Chairman of each Committee presides over their respective executive sessions.

Vote Required

Nominees who receive the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the annual meeting shall be re-elected as our directors.  Abstentions will have no effect on the election of directors.  If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal your broker may have authority to vote your shares.  You may give each nominee one vote for each share you hold.  The proxy holders intend to vote the shares represented by proxies to elect the five nominees to the board set forth in Proposal 1.

Board Recommendation

The board recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal 1.

BOARD OF DIRECTORS AND COMMITTEES

During our fiscal year ended March 31, 2010, our Board of Directors held 10 meetings and acted by unanimous written consent three times.  All directors who were serving at the time attended our 2009 annual meeting of shareholders.

The Board of Directors currently has, and appoints the members of, standing Audit, Compensation and Nominating/Corporate Governance Committees.  Each of these committees has a written charter approved by the Board of Directors.  The current members of the committees are identified in the following table.

Board Committees
Director	Audit	Compensation	Nominating/Corporate Governance
Donald W. Burton		√	√
Graeme W. Henderson	√	√	Chairman
Samuel B. Ligon	Chairman	√	√
John H. Wilson	√	Chairman	√

Committee Member Independence

All of the members of the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee are “independent” as defined by the NASDAQ Stock Market Listing Standards and the Sarbanes-Oxley Act of 2002 and they are not “interested persons” as defined by the Investment Company Act of 1940.

Audit Committee

During the year ended March 31, 2010, the Audit Committee met three times.  The Audit Committee assists the board in fulfilling its responsibilities for general oversight of (1) our accounting and financial reporting processes and the integrity of our financial statements; (2) our systems of internal accounting and financial controls; (3) the independence, qualification and performance of our independent auditors; and (4) our compliance with ethics policies and legal and regulatory requirements relating to financial statements and reporting. The Audit Committee has the responsibility for selecting our independent registered public accounting firm and pre-approving audit and non-audit services.  Among other things, the Audit Committee prepares a report for inclusion in the annual proxy statement; reviews the Audit Committee Charter and the Audit Committee’s performance; approves the scope of the annual audit; and reviews our corporate policies with respect to financial reporting and valuation of our investments.  The Audit Committee also oversees investigations into complaints concerning financial matters.  The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties.  The Audit Committee members are Messrs. Ligon (Chairman), Henderson and Wilson. In addition, the Board of Directors has determined that Samuel B. Ligon is an Audit Committee Financial Expert as defined by SEC and NASDAQ rules.  The Audit Committee has determined that Messrs. Henderson, Ligon and Wilson are “independent” as defined by the NASDAQ Stock Market Director Independence Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.  The Audit Committee met three times in fiscal 2010.

The duties and responsibilities of the Audit Committee are set forth in the Amended and Restated Audit Committee Charter, which the Board of Directors adopted on May 27, 2003.  A copy of the Amended and Restated Audit Committee Charter is available on our website at www.capitalsouthwest.com/investors/governance.

Audit Committee Report

The Audit Committee consists of three members of the Company’s Board of Directors.  Each member is an independent director as required by Sarbanes-Oxley and NASDAQ.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is responsible for the financial statements and the reporting process, including the Company’s system of internal control.  In fulfilling our oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of the valuation of restricted securities and other significant judgments; and the clarity of disclosures in the financial statements.  The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing, and does not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or accounting principles generally accepted in the United States (“GAAP”).  The Audit Committee relies, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm.

The Audit Committee reviewed with Grant Thornton LLP, who is responsible for expressing an opinion on the conformity of those audited financial statements with GAAP, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.  The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards Nos. 114 (The Auditor's Communication with those Charged with Governance), 115 (Communicating Internal Control Related Matters Identified in an Audit) and 116 (Interim Financial Information). In addition, the Audit Committee discussed with Grant Thornton LLP their independence from management and the Company, including the matters in the written disclosures and letter we received from them as required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with their independence.

The Audit Committee discussed with Grant Thornton LLP the overall scope and plans for their audit and also met with them, with and without management present, to discuss the results of their audit, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2010 with management and Grant Thornton LLP and also discussed with management and Grant Thornton the process used to support certifications by our chief executive officer and chief financial officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC.  In addition, the Audit Committee reviewed and discussed the Company’s progress on complying with Section 404 of the Sarbanes-Oxley Act of 2002, including the Public Company Accounting Oversight Board’s (PCAOB) Auditing Standard No. 5 regarding the audit of internal control over financial reporting.

Based on the reviews and discussions referred to above and subject to the limitations on the Audit Committee’s role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors (and the board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2010 for filing with the SEC.  The Audit Committee has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2011, and has presented the selection to the shareholders for ratification.

Audit Committee
Samuel B. Ligon, Chairman
Graeme W. Henderson
John H. Wilson

Nominating/Corporate Governance Committee

During the year ended March 31, 2010, the Nominating/Corporate Governance Committee (the “Governance Committee”) met two times.  The primary objectives of the Governance Committee are to assist the Board of Directors by (1) identifying individuals qualified to become members of our board consistent with the criteria approved by the board in our Corporate Governance guidelines and recommending to the board a slate of director nominees for each annual meeting of our shareholders; (2) ensuring that our Audit, Compensation and Nominating/Corporate Governance Committees shall have the benefit of qualified and experienced “independent” directors; and (3) ensuring the Company complies with its Code of Conduct and Ethics.  The Governance Committee has the responsibility to (1) establish criteria for selection of potential directors, taking into consideration an established set of desired attributes; (2) review the qualifications, performance and independence of board members pursuant to criteria and procedures established by the Governance Committee and make recommendations whether each director should stand for re-election when his or her term expires; (3) review annually with the board the composition of the board as a whole and recommend, if necessary, measures to be taken so that the board reflects the appropriate balance of knowledge, experience, skill and expertise desired for the board as a whole and contains at least the minimum number of “independent” directors required by NASDAQ and/or any other regulatory requirements; (4) identify individuals who satisfy the criteria for selection to the board and make recommendations on new candidates for board membership; (5) consider and evaluate shareholder nominees; (6) establish criteria for membership on the board committees and, in consultation with the chairman of the board, make recommendations to the board for appointments to and removal from committees; (7) make verbal reports to the board after each meeting of the Governance Committee; (8) review and re-examine the Governance Committee charter periodically and make recommendations to the board with respect to any proposed changes; (9) review annually its own performance against the responsibilities outlined in its charter and as otherwise established by the board; (10) obtain advice, reports or opinions from internal and external counsel, search firms and other expert advisors, as needed; (11) review, at least annually, the Compliance Policies and Procedures and related policies adopted by the board to assure that it is appropriate for us and complies with the requirements of NASDAQ and/or any other regulatory requirements, recommend to the board any desirable changes to the Code of Conduct and Ethics, consider any other corporate governance issues that arise from time to time and develop appropriate recommendations for the board related to any such issues; (12) oversee and establish appropriate procedures for the annual evaluation of the board and management; (13) develop and recommend to the board a set of Corporate Governance Guidelines applicable to us, review them annually, and if appropriate, recommend changes to the Corporate Governance guidelines to the board.  The Governance Committee will consider director nominations made by shareholders, who should send nominations to our corporate secretary, Tracy L. Morris.  Shareholder nominations proposed for consideration by the Governance Committee must include the nominee’s name and qualifications for board membership.  See “Shareholder Proposals” on page 30.  The Nominating/Corporate Governance Committee members are Messrs. Henderson (Chairman), Burton, Ligon and Wilson.  The Governance Committee has determined that all committee members are “independent” as defined by the NASDAQ Stock Market Director Independence Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.

The Governance Committee seeks to identify, and the Board of Directors selects, director candidates who (1) have significant experience that is relevant and beneficial to the Board of Directors and the Company; (2) are willing and able to make sufficient time commitments to our affairs in order to perform their duties as directors, including regular attendance of board and committee meetings; (3) have a record of character and integrity; and (4) represent the interests of our shareholders.  The evaluation process for nominees is the same regardless of the source of the recommendation.

The duties and responsibilities of the Governance Committee are set forth in the Nominating/Corporate Governance Committee Charter, which the Board of Directors adopted on January 19, 2009.  A copy of the Nominating/Corporate Governance Committee Charter is available on our website at www.capitalsouthwest.com/investors/governance.

Risk Oversight

The board has an active role in overseeing management of the Company’s risk.  The board regularly reviews information regarding the Company’s operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the board by the senior management of the Company.  Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the board discusses risk throughout the year during its meetings in relation to specific proposed actions.

The board delegates certain risk management oversight to the board committees.  The Audit Committee oversees risk related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls and compliance with legal and regulatory requirements.  The Compensation Committee oversees risks relating to the Company’s Compensation, incentive compensation, and equity-based compensation plans.  The Nominating/Governance Committee oversees risks relating to the composition and organization of the board.  While the board oversees the Company’s overall risk management, management is responsible for the day-to-day risk management process.  The board believes this division of responsibilities is the most effect approach for addressing the risks facing the Company.

10b5-1 Plans

We have established a policy permitting our officers to enter into trading plans to sell shares of our common stock in accordance with Rule 10b5-1 under the 1934 Act.  The policy allows our participating officers to adopt a pre-arranged stock trading plan to sell pre-determined amounts of our common stock over a period of time.  This policy was established in recognition of the liquidity and diversification objectives of our officers, including enabling our officers to sell certain shares of our common stock (shares they acquire upon exercise of options, to pay for the exercise of options, to provide for taxes triggered by the exercise of options and to generate cash from the exercise of options).

Compensation Committee

During the year ended March 31, 2010, the Compensation Committee met seven times.  The Compensation Committee (1) discharges the board’s responsibilities to establish the compensation of our executives, recommending to the board any proposed changes in the basic elements of our compensation programs and any proposed stock option grants; (2) makes an annual report on executive compensation for inclusion in our annual proxy statement; (3) reviews and discusses with management and recommends to the board the Company’s Compensation Discussion and Analysis for inclusion in each year’s proxy statement; and (4) provides oversight for our compensation structure, including our equity compensation plans and benefits programs.  Other specific duties and responsibilities of the Compensation Committee include reviewing and approving objectives relative to executive officers’ compensation; approving and amending our incentive compensation and stock option programs (subject to shareholder approval if required); and annually evaluating the Committee’s performance and its charter. The Compensation Committee members are Messrs. Wilson (Chairman), Burton, Henderson and Ligon.  The Compensation Committee has determined that all of the committee members are “independent” as defined by the NASDAQ Stock Market Listing Standards and they are not “interested persons” as defined by the Investment Company Act of 1940.

Annually, the Compensation Committee (1) reviews the objectives and structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation plans and employee benefit plans (including retirement plans); (2) evaluates the performance of the chief executive officer in light of the objectives of the Company’s executive compensation plans, and determines his compensation level based on this evaluation; and (3) in conjunction with the Company’s chief executive officer, reviews and determines the compensation of all other executive and key employees, in light of the goals and objectives of the Company’s executive compensation plans.  Periodically, as the Compensation Committee deems necessary or desirable, and pursuant to the applicable equity-based compensation plan, the Compensation Committee will recommend that the board grant stock options (usually at five year intervals) to officers or employees of the Company for such number of shares of common stock as the Compensation Committee shall deem to be in the best interest of the Company.

The duties and responsibilities of the Compensation Committee are set forth in the Compensation Committee Charter, which the Board of Directors adopted on March 29, 2007.  A copy of the Compensation Committee Charter is available via the Internet on our website at www.capitalsouthwest.com/investors/governance.

Officers
Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Officers	Other Directorships Held by Officers
Interested Persons
Gary L. Martin Age 63	See PROPOSAL 1: ELECTION OF DIRECTORS
William M. Ashbaugh Age 55	Senior Vice President and Vice President	One year; Senior Vice President since 2005	Senior Vice President since 2005; Vice President from 2001 - 2005	8	Cinatra Clean Technologies, Inc.; CMI Holding Company, Inc.; iMemories, Inc.; Palm Harbor Homes, Inc.; Trax Holdings, Inc.
Marquez D. Bella Age 35	Vice President	One year; Vice President since 2010	Vice President since 2010	1	Discovery Alliance, LLC

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	No. of Portfolio Companies Overseen by Officers	Other Directorships Held by Officers
Tracy L. Morris Age 44	Chief Financial Officer; Treasurer; Secretary, Chief Compliance Officer,	One year; Chief Financial Officer since 2008; Treasurer since 2008; Secretary and Chief Compliance Officer since 2009	Secretary and Chief Compliance Officer since 2009; Chief Financial Officer since 2008; Treasurer since 2008; Controller from 2007 - 2008	1	Humac Company
Glenn M. Neblett Age 38	Vice President	One year; Vice President since 2010	Vice President since 2010	2	Balco, Inc.; KBI Biopharma, Inc.
Jeffrey G. Peterson Age 36	Vice President and Investment Associate, Secretary, Chief Compliance Officer	One year; Secretary and Chief Compliance Officer 2007-2009; Vice President since 2005	Vice President since 2005; Secretary and Chief Compliance Officer 2007-2009; Investment Associate from 2001 - 2005	5	Heelys, Inc.; Media Recovery, Inc.; PalletOne, Inc.; The RectorSeal Corporation; The Whitmore Manufacturing Company
Ray D. Schwertner Age 61	Vice President since 2009	One year; Vice President since 2009	Vice President since 2009	5	Boxx Technologies, Inc.; CapStar Holdings Corporation; Via Holdings, Inc.; Wellogix, Inc.
William R. Thomas III Age 39	Assistant Vice President and Investment Associate	One year; Assistant Vice President since 2008	Assistant Vice President since 2008; Investment Associate from 2006 - 2008	11	All Components, Inc.; Discovery Alliance, LLC; Encore Wire, Inc.; Extreme International, Inc.
*The business address of each officer is 12900 Preston Road, Suite 700, Dallas, Texas 75230.

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis, or CD&A, provides information relating to the fiscal year 2010 compensation of our President and Chief Executive Officer (“CEO”), Chief Financial Officer and three other most highly compensated executive officers during the year ended March 31, 2010.  Those five individuals are referred to in this CD&A as the Named Executive Officers, or NEOs.  Annually, the Committee reviews the most current VCComp Compensation Survey, which serves as a good source of compensation information for the industry.  VCComp was formed by a group of professionals in the private equity industry frustrated by the lack of benchmark data in the industry.  The survey has evolved into one of the best and most accessible sources of compensation information in the industry.  The survey shows the result of data gathered from over 100 private equity firms, and reports average salaries, bonuses and carried interests by industry titles/comparable positions.  For our purposes the Compensation Committee has determined that the 25th Percentile data was most relevant due to type and size of firms in that category.  In all categories, our executive compensation is below the average reported in the survey; however, we believe the annual raises and year-end bonus are sufficient to help us attract, retain and motivate competent executive officers.

Compensation Objectives

The objectives of our compensation programs are to attract, retain and motivate competent executive officers who have the experience and ability to contribute to the success of our investment management activities. The individual judgments made by the Compensation Committee are subjective and, except with respect to our Chief Executive Officer’s compensation which our committee sets, are based largely on the recommendations of the chief executive officer and the Committee’s perception of each executive’s contribution to both the Company’s past performance and its long-term growth potential.  The Committee attempts to insure that the total compensation paid to each executive officer is fair, reasonable, competitive and motivational.

The principal elements of compensation for executive officers are base salary, discretionary bonus awards, stock options granted under the stock option plan, contributions to the Employee Stock Ownership Plan (“ESOP”) and funding of a defined benefit retirement plan.

The principal elements of compensation for non-executive employees are base salary and discretionary bonus awards.  In light of the relatively insignificant amount of the bonuses, the Compensation Committee has determined that these compensation policies and practices are not reasonably likely to have a material adverse effect on our financial results.  Total non-executive employee compensation was $346,769 or 9.5% of total compensation for the year ended March 31, 2010, representing only 19.1% of the non-executive employee compensation, with the highest bonus amount to any one non-executive employee being $20,000 for work on a large investment divesture.

Determination of Compensation

Roles and Responsibilities - Compensation Committee

The Compensation Committee (the “Committee”) determines the compensation for our CEO, and based upon the recommendation of our CEO, the Committee determines the compensation for each of the Named Executive Officers.  The Compensation Committee’s responsibilities include:

•
To review at least annually the goals and objectives and the structure of the Company's plans for executive compensation, incentive compensation, equity-based compensation, and general compensation plans and employee benefit plans (including retirement plans), and to recommend to the board any new plans or any changes in the objectives and structure of such plans as the Committee deems necessary or desirable.

•
To evaluate annually the performance of the President and CEO, in light of the goals and objectives of the Company's executive compensation plans, and to determine his compensation level based on this evaluation. In determining the incentive components of his compensation, the Committee considers those factors it deems relevant, including the Company's performance, and his contribution to that performance. The President is not present during voting or deliberations pertaining to the Committee's determination of his compensation.

•
To annually review and determine the compensation level of all other executive officers of the Company, in light of the goals and objectives of our executive compensation plans and the President and CEO’s recommendations.

•	In consultation with the President and CEO, to oversee the annual evaluation of management of the Company, including the other executive officers and key employees of the Company.

•
Periodically, as the Committee deems necessary or desirable and pursuant to the applicable equity-based compensation plan, to grant equity-based compensation awards to any officer or employee of the Company for such number of shares of common stock as the Committee, in its sole discretion, shall deem to be in the best interest of the Company.

•
To perform such duties and responsibilities as the board may assign to the Committee regarding the terms of any compensation plans and to review and approve the amount and terms of all individual stock options that the Committee grants.

•	To grant all equity-based compensation plans, including prior approval of those plans that are subject to shareholder approval under the listing standards of NASDAQ.

The Compensation Committee meets regularly outside of the presence of management to discuss compensation decisions and matters relating to the design of compensation programs.

Roles and Responsibilities - Executive Officers

Gary L. Martin, our President and CEO, makes recommendations on base salaries, bonuses and stock option grants to the Compensation Committee based on the compensation objectives set by the Compensation Committee as well as current business conditions.  More specifically, Mr. Martin reviews competitive market data provided in the aforementioned VCComp Compensation Survey and recommends salary increases to the Compensation Committee for all officers and key employees.  Both the VCComp Survey Median and VCComp 25th Percentile were considered when fully evaluating the responsibilities and accountabilities of the NEO’s to determine both salary and bonus recommendations. Each case is considered for the review, discussion and approval of the Compensation Committee.  According to the 2008 VCComp Survey Median the average combined salary and bonus for a CEO was $800,000; Senior Vice President was $500,000, Vice President was $308,000 and CFO was $240,000.  In July 2009 recommended salary increases were based on investment disposition activities that were in progress during the year, whether or not they were completed by the July 2009 meeting; reorganization activities at several of the portfolio companies; portfolio company acquisition activities and improved operating efficiencies that were the result of the Executive Team’s collective efforts.  The Compensation Committee then exercises its discretion in modifying any recommended salaries, bonuses or stock options.  The Compensation Committee approves for submission to the board recommendations regarding stock option grants for all of our officers and employees.  Mr. Martin may attend the meetings of the Compensation Committee at the request of the Compensation Committee Chairman, but does not attend executive sessions and does not participate in any compensation committee discussions relating to the final determination of his own compensation.

Base Salaries

Base salaries were determined by the Compensation Committee in July 2009 for each of the executive officers on an individual basis, taking into consideration individual contributions to overall company performance, length of tenure, compensation levels for comparable positions and internal equities among similar positions within the Company.  We place more emphasis on those compensation elements which are linked to long-term results.  In July 2009, the Committee set the base salary of our President and CEO, Gary L. Martin, at $375,000 per annum.  Salaries of other NEOs are shown in the Summary Compensation Table.  The base salaries of our other NEOs are deemed appropriate in relation to the salary levels for comparable positions reported in the aforementioned VCComp Compensation Survey as compared to the VCComp Median and 25th Percentile categories.

Bonus Awards

In addition to base salaries, certain executive officers received bonus awards in March 2010, the amounts of which were determined by the Committee on a discretionary basis.  The amounts of bonuses to NEOs were influenced by a number of factors, including the extent and duration of the Company’s growth, the individual’s contribution to achieving overall company growth over both long-term and short-term time horizons and the individual’s performance during the year.  March 2010 year-end bonuses were based on the VCComp Survey Median and the VCComp 25th Percentile bonus data, along with company divestiture activities performed by the NEO’s and totaled $740,000, of which $375,000 was bonused directly to Gary L. Martin, our President and CEO.  The bonuses of our other NEOs are deemed appropriate in relation to their performance and the data on comparable positions reported in the aforementioned VCComp Compensation Survey as compared to the VCComp Median and 25th Percentile categories.

Stock Options

Our Stock Option Plan enables the Company to provide the following to its executives:  (1) incentive compensation commensurate with the creation of shareholder value; (2) opportunities for increased stock ownership by executives; and (3) competitive levels of total compensation over a long time horizon based on VCComp Compensation Survey.

Options are granted at the NASDAQ Stock Market’s closing price of the Company’s stock on the date of grant and thus will have no ultimate value unless the value of the stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of our common stock on the grant date, nor has it granted options which are priced on a date other than the grant date.  The Committee believes stock options provide a significant incentive for the option holders to enhance the value of our common stock by continually improving the Company’s performance and investment results.

Options granted are generally exercisable on or after the first anniversary of the date of grant in 5 to 10 annual installments and have a term of 10 years.  Upon termination or retirement, option holders have 30 days to exercise options to purchase vested shares except in the case of death or disability (subject to a 6-month limitation).  Prior to the exercise of options, holders have no rights as shareholders with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.  The board does retain the right to make option holders whole in certain situations, e.g. liquidating dividend or distributions.

From time to time, the Committee has recommended and the Board of Directors has granted qualified and non-qualified stock options to executive officers and investment associates whereby the number of options awarded to its executive officers and investment associates is at the sole discretion of the Compensation Committee and the board, and is not based on set criteria.  On October 19, 2009 incentive stock options to purchase 5,000 shares each, with an exercise price of $76.74 per share, were granted to William M. Ashbaugh, Tracy L. Morris and Jeffrey G. Peterson. On the same date, non-qualified stock options to purchase 18,750 shares and 5,000 shares, with an exercise price of $76.74 per share, were granted to Gary L. Martin and William R. Thomas III, respectively.  Additionally, on March 22, 2010 non-qualified stock options to purchase 10,000 shares with an exercise price of $95.79 per share were granted to Gary L. Martin; and incentive stock options to purchase 5,000 shares each, with an exercise price of $95.79 were granted to William M. Ashbaugh and Ray D. Schwertner.

Employee Stock Ownership Plan

We maintain an Employee Stock Ownership Plan for our employees as part of the ESOP of one of our wholly-owned portfolio companies in which our NEOs participate. Employees, who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP.  Contributions to the ESOP are discretionary, within limits established by the Internal Revenue Code.  Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of our common stock.  A participant’s interest in contributions to the ESOP fully vests after three years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason.  Thus, the ESOP rewards long-term employees, aligning their interests with those of our long-term shareholders.  See note (3) to the table under “Stock Ownership of Certain Beneficial Owners.”

Historically the ESOP has provided a significant equity incentive to which our Compensation Committee would authorize a contribution equivalent to 10% of each participating employee’s covered compensation for the fiscal year, subject to limits imposed by Internal Revenue Code Section 410(b) coverage testing requirements.  For no less than the last 10 years, the ESOP contribution has been set at 10%, which the board and Compensation Committee have determined to be appropriate to motivate and retain employees. In order to meet the IRS diversification testing rules, we calculate our contributions as part of each of our wholly-owned portfolio companies ESOP percentages and we match our contribution percentage to the highest wholly-owned portfolio company’s percentage.  To the extent their percentages fall below our 10% contribution amount, our employees are granted an ESOP contribution at the wholly-owned portfolio company level, and a cash payment for the difference.  Based on earnings results for each of the wholly-owned portfolio companies in which our NEOs participate, a 10% ESOP contribution was made for the year ended March 31, 2010.  Therefore, the amount of such contributions was $144,436 for the year ended March 31, 2010.

From time to time, the Compensation Committee will authorize an additional cash amount paid to participating employees equivalent to 10% of each participating employee’s covered compensation for the fiscal year, subject to limits imposed by Internal Revenue Code Section 410(b) coverage testing requirements.  Because a 10% ESOP contribution was made, no cash amount in lieu of ESOP contribution was paid for the year ended March 31, 2010.

Retirement Plans

We maintain a qualified defined benefit, non-contributory retirement plan for our employees (“Participants”) and employees of certain of our wholly-owned portfolio companies.  All officers now participate in this retirement plan.  We also maintain a Restoration Plan that provides benefits to the Participants in the qualified plan as are necessary to fulfill the intent of our retirement plan without regard to the limitations imposed by the Internal Revenue Code of 1986.  The Restoration Plan is unfunded and non-qualified.

The retirement benefits payable to our NEOs depend on the Participant’s years of service under our plan and their final average monthly compensation determined by averaging the five consecutive years of highest compensation prior to retirement.  For pension calculation purposes, earnings include salaries and bonuses (excluding all other compensation) reported in the Summary Compensation Table.  For a more detailed explanation of our pension plans, and the present value of the accumulated benefits of our named executive officers, see "Pension Benefits” table on page 25.

We and the Compensation Committee believe that the retirement plans described above are important parts of our compensation program.  These plans assist us in retaining our executive officers because their retirement benefits increase for each year of employment.

Accounting for Stock-Based Compensation

Generally, the Committee is made aware of the tax and accounting treatments of various compensation alternatives.  FASB Statement 123(R) “Share-Based Payment” (“SFAS 123(R)”) requires us to record the fair value of equity awards on the date of grant as a component of equity.  We account for stock option grants in accordance with the provisions of SFAS 123(R), which requires that we determine the fair value of all share-based payment to employees, including the fair value of grants of employee stock options, and record these amounts as an expense in the Statement of Operations over the vesting period with a corresponding increase to our additional paid-in capital.  The increase to our operating expense is offset by the increase to our additional paid-in capital, resulting in no impact to our net asset value.  Thus, the granting of options is expected to have no net impact on our net asset value.  If and when the options are exercised, the net asset value per share will decrease if the net asset value at the time of exercise is higher than the exercise price, and increased if the net asset value per share at the time of exercise is lower than the exercise price.  As a result, although we consider the accounting treatment of granting options, we do not consider the accounting treatment to be a dominant factor in the form and/or design of awards.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation.  Our general policy, where consistent with business objectives, is to preserve the deductibility of executive officer compensation.  The Compensation Committee may authorize forms of compensation that might not be deductible if the Compensation Committee deems such to be in the best interests of Capital Southwest Corporation and its stockholders.  The Company had no nondeductible compensation paid to executive officers for the year ended March 31, 2010.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors has reviewed and discussed with management the above Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K.  Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A and, by reference, its annual report on Form 10-K.

The foregoing report is provided by the following directors who constitute the Compensation Committee.

Compensation Committee
John H. Wilson, Chairman
Donald W. Burton
Graeme W. Henderson
Samuel B. Ligon

Compensation Committee Interlocks and Insider Participation

None of our executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of our Compensation Committee.

Certain Relationships and Related Party Transactions

Our President is responsible for reviewing and approving all material transactions with any related party.  If there is a related party transaction involving Mr. Martin, the entire board will review and approve the transaction.  Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.

To identify related party transactions, each year, in addition to the ongoing reporting obligations of our related parties, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest.  We review related party transactions due to the potential for a conflict of interest.  A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole.  Our Code of Conduct and Ethics, which is signed by all employees and directors on an annual basis, requires all directors, officers and employees who have a conflict of interest to immediately notify our President or Secretary.  If there were any actions or relationships that might give rise to a conflict of interest, such actions or relationships would be reviewed and pre-approved by the Board of Directors.

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests.  Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner.  A copy of our Code of Conduct and Ethics will be mailed to shareholders without charge upon request to Tracy L. Morris at 12900 Preston Road, Suite 700, Dallas, TX 75230.  Additionally, a copy is available via the Internet at our website (www.capitalsouthwest.com/investors).

There were no related party transactions for the fiscal year ended March 31, 2010.

The following tables provide information about compensation for our senior executive team which includes the required disclosures about our named executive officers.

SUMMARY COMPENSATION TABLE

The following table includes information concerning compensation for the three-year period ended March 31, 2010.

Name	Fiscal Year	Salary	Bonus	Option Awards (1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Gary L. Martin PrPresident and Chief Executive Officer	2010 2009 2008	$362,500 306,250 256,261	$390,625 263,542 160,417	366,609 283,086 452,960	(4)	$462,576 271,850 264,934	$24,500 23,000 22,500	$1,606,810 1,147,728 1,157,072
Tracy L. Morris Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer	2010 2009 2008	146,250 131,875 68,71	76,250 45,625 20,104	40,026 19,372 -		11,042 8,583 -	22,250 17,750 -	295,818 223,205 88,814
William M. Ashbaugh Senior Vice President	2010 2009 2008	256,250 241,250 227,500	150,833 110,208 89,583	120,995 97,626 78,254		64,838 34,490 34,690	24,500 23,000 22,500	617,416 506,574 452,527
Jeffrey G. Peterson ViVice President	2010 2009 2008	135,000 183,750 161,250	8,750 97,917 66,875	71,302 50,648 31,276		20,124 7,627 7,323	14,375 23,000 22,500	249,551 362,942 289,224
William R. Thomas, III Assistant Vice President	2010 2009	140,781 128,828	81,667 55,729	73,566 52,912		7,401 4,105	22,245 18,456	325,660 260,030

(1)
The amounts represent the portion of the grant which was expensed in that year pursuant to ASC 718 – Compensation-Stock Compensation.  The grant date value, determined in accordance with ASC 718, for the 2009 and 2010 grants are reflected in the Grants of Plan-Based Awards table below.  See Note 5 of the consolidated financial statements in the Company’s Annual Report for the year ended March 31, 2010 regarding assumptions underlying valuation of equity awards.

(2)
Amounts shown reflect the aggregate change during the year in actuarial present value of accumulated benefit under all pension plans (including restoration plan).  See Note 7 of the consolidated financial statements in the Company’s Annual Report for the year ended March 31, 2010 regarding assumptions used in determining the amounts.

(3)	Includes amounts contributed to the ESOP accounts of each executive officer.

(4)	The amount includes Gary Martin’s $305,000 vested interest in The Whitmore Manufacturing Company’s Phantom Stock Option Plan accrued in that year pursuant to Internal Revenue Code Section 409A.

GRANTS OF PLAN-BASED AWARDS

The following table includes information concerning stock option grants during the year ended March 31, 2010.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Closing Price on Grant Date ($/Sh)	Grant Date Fair Value of Option (1)
		Threshold	Target	Maximum

Gary L. Martin	10/19/2009 3/22/2010	- -	- -	- -	18,750 10,000	$76.74 $95.79	$76.74 $95.79	$1,438,875 $957,900
William M. Ashbaugh	10/19/2009 3/22/2010	- -	- -	- -	5,000 5,000	$76.74 $95.79	$76.74 $95.79	$383,700 $478,950
Tracy L. Morris	10/19/2009	-	-	-	5,000	$76.74	$76.74	$383,700
Jeffrey G. Peterson	10/19/2009	-	-	-	5,000	$76.74	$76.74	$383,700
William R. Thomas III	10/19/2009	-	-	-	5,000	$76.74	$76.74	$383,700
Ray D. Schwertner	3/22/2010	-	-	-	5,000	$95.79	$95.79	$478,950

__________
(1)
Grant date fair value is determined in accordance with ASC 718.  This grant date fair value is expensed over the vesting period of the award under ASC 718, and is reflected in the Summary Compensation Table in the year it is expensed.  See Note 5 of the Consolidated Financial Statements in the Company’s annual report for the year ended March 31, 2010 regarding assumptions underlying valuation of equity awards.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information with respect to the outstanding equity awards held by each of the NEOs as of March 31, 2010.

Option Awards
Name	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date

Gary L. Martin	10,000 3,500 - -	15,000 14,000 18,750 10,000	$152.98 $129.46 $76.74 $95.79	7/16/2017 7/30/2018 10/19/2019 3/22/2020
William M. Ashbaugh	4,500 4,500 1,000 - -	3,000 10,500 4,000 5,000 5,000	$65.70 $93.49 $118.70 $76.74 $95.79	8/27/2011 5/15/2016 7/21/2018 10/19/19 3/22/2020
Tracy L. Morris	1,000 -	4,000 5,000	$118.70 $76.74	7/21/2018 10/19/19
Jeffrey G. Peterson	5,400 3,000 1,000 -	- 7,000 4,000 5,000	$65.00 $93.49 $118.70 $76.74	7/16/2011 5/15/2016 7/21/2018 10/19/19
Ray D. Schwertner	-	5,000	$95.79	3/22/2020
William R. Thomas III	4,060 1,000 -	3,440 4,000 5,000	$98.44 $118.70 $76.74	7/17/2016 7/21/2018 10/19/19

OPTION EXERCISES AND STOCK VESTED

There were no options exercised by NEOs during the fiscal year ended March 31, 2010.

PENSION BENEFITS

The following table sets forth information about the pension benefits attributable to the NEOs as of March 31, 2010, and any pension benefit payments to them during the year ended March 31, 2010.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit as of 3/31/10 ($)	Payments During Last Fiscal Year ($)

Gary L. Martin	Retirement Plan Restoration Plan	37.333 37.333	1,314,456 736,792	- -
William M. Ashbaugh	Retirement Plan Restoration Plan	8.583 8.583	177,965 49,677	- -
Tracy L. Morris	Retirement Plan	2.500	19,925	-
Jeffrey G. Peterson	Retirement Plan	8.667	49,645	-
William R. Thomas III	Retirement Plan	3.667	15,408	-
Ray D. Schwertner	Retirement Plan	19.500	402,842	-

The retirement plan for employees of our company and our affiliates is a non-contributory defined benefit pension plan providing annual retirement benefits to eligible employees.  It is assumed that retirement occurs at age 65 and that benefits are payable only during the employee’s lifetime.  The amount of the monthly retirement benefit payable beginning at age 65 is equal to 1.2% of final average monthly compensation in the five successive calendar years out of the last ten completed calendar years that gives the highest average multiplied by years of credited service (not in excess of 40 years) plus 0.65% of that portion of the final average monthly compensation which exceeds social security benefits in effect on the date of retirement times credited service (not in excess of 40 years).

Benefits provided under the retirement plan are based on compensation up to a maximum annual limit under the Internal Revenue Code (which was $245,000 in 2009).  In addition, benefits provided under the retirement plan may not exceed a benefit annual limit under the Internal Revenue Code (which was $195,000 payable as a single life annuity beginning at normal retirement age in 2009).  Benefits under the restoration plan provide the difference when the benefit is computed without plan limitations.

The assumptions used to develop the actuarial present value of the accumulated benefit obligation to each NEO was determined in accordance with ACS 715, “Compensation-Retirement Benefits,” as of the pension plan measurement date utilized in our audited financial statements for the year ended March 31, 2010.

SEVERANCE AND CHANGE IN CONTROL ARRANGEMENTS

Mr. Gary L. Marin, Ms. Tracy L. Morris and Mr. William R. Thomas III have not entered into severance or change in control arrangements with us.

We have, however, entered into Severance Pay Agreements with Messrs. William M. Ashbaugh and Jeffrey G. Peterson.  The Agreements provide severance benefits for an officer whose employment is involuntarily terminated without cause or who resigns following a salary reduction or a significant reduction in job responsibilities subsequent to a “change in control” of the Company.  A change in control is deemed to occur if (i) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of its assets are sold to or acquired by another person, corporation or group of associated persons acting in concert; (ii) the Company becomes a subsidiary of another corporation or is merged or consolidated with or into another corporation, or substantially all of the assets or more than 50% of the outstanding voting stock of the Company are sold to or acquired by another person, corporation or group of associated persons acting in concert; (iii) a person who has not owned 10% or more of the common stock for ten years acquires 25% or more of the outstanding common stock; or (iv) there is a change of a majority of the directors of the Company and such new directors have not been approved by the incumbent directors.

The Severance Pay Agreements provide, subject to the limitations set forth below, that an officer would be entitled to an amount equal to the sum of his annual base salary plus, if such officer has completed more than five years of service, an additional amount equal to his monthly base salary for each year of completed service in excess of five years.  Such officers could receive a lump-sum payment in an amount not exceeding the lesser of (i) two times his annual compensation, or (ii) 24 times his monthly base salary at the date of termination.

SEVERANCE AND CHANGE IN CONTROL COMPENSATION TABLE

The following table quantifies compensation that would be payable under severance and change in control agreements and other arrangements if the named executive’s employment has been terminated on March 31, 2010, based on our closing stock price on that date, where applicable.  Due to the factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Name	Salary (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Value of Unvested Option Awards (2)	Total

William M. Ashbaugh Senior Vice President	$325,000	$64,838	$727,040	$1,116,878

Jeffrey G. Peterson ViVice President	245,000	20,124	454,400	719,524

(1)
Amount equal to annual base salary plus an additional amount equal to the monthly base salary multiplied by the number of whole 12-month periods of service in excess of five years completed during his total period of service, whether or not continuous, with us as of the change in control.  As of March 31, 2010, both officers were employed by us for 8 years.

(2)	The value of the unvested option awards is based on our March 31, 2010 closing stock price of $90.88 per share.

DIRECTOR COMPENSATION FOR THE FISCAL YEAR ENDED MARCH 31, 2010

The following table sets forth the compensation paid by us to our directors for the year ended March 31, 2010.  During the year ended March 31, 2010, we did not grant any stock option awards or pay or accrue any pension or retirement benefits for our non-employee directors.
Name	Fees Earned or Paid in Cash	Total

Donald W. Burton	$36,000	$36,000

Graeme W. Henderson	36,000	36,000

Samuel B. Ligon	36,000	36,000

John H. Wilson	36,000	36,000

In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not our employee receives an annual fee of $32,000 for service as a director.  In addition, non-employee directors receive $1,000 for each board meeting attended (excluding telephone meetings), limited to a total of $4,000 per year, and receive no fees for attending committee meetings.  We pay no fees for telephone meetings of the board or its committees.  For fiscal years ending after March 31, 2010, this compensation structure places a maximum of $36,000 on fees payable to each non-employee director.

ADDITIONAL COMPENSATION INFORMATION

The following table sets forth additional compensation information for the fiscal year ended March 31, 2010 for each of the five highest-paid executive officers whose compensation exceeded $60,000 and for all other directors (Donald W. Burton, Graeme W. Henderson, Samuel B. Ligon and John H. Wilson), who are not our employees.

Name and Principal Position	Aggregate Compensation	Pension or Retirement Benefits Accrued as Part of Expenses	Estimated Annual Retirement

Gary L. Martin President and Chairman	$1,606,810 (1)	(3)	(4)
William M. Ashbaugh Senior Vice President	617,416 (1)	(3)	(4)

Name and Principal Position	Aggregate Compensation	Pension or Retirement Benefits Accrued as Part of Expenses	Estimated Annual Retirement

William R. Thomas III Assistant Vice President	325,660 (1)	(3)	(4)
Tracy L. Morris Chief Financial Officer, Chief Compliance Officer, Secretary and Treasurer	295,818 (1)	(3)	(4)
Jeffrey G. Peterson Vice President	249,551 (1)	(3)	(4)
Donald W. Burton Director	36,000 (2)	None	None
Graeme W. Henderson Director	36,000 (2)	None	None
Samuel B. Ligon Director	36,000 (2)	None	None
John H. Wilson Director	36,000 (2)	None	None

(1)
See “Outstanding Equity Awards at Fiscal Year-End” and “Option Exercises and Stock Vested” for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2010.  See “Retirement Plans” for information on our Retirement Plan and Retirement Restoration Plan.  See “Employee Stock Ownership Plan” for a description of our ESOP and “Summary Compensation Table” for amounts accrued and contributed to each officer’s ESOP account.

(2)
Directors who are not our employees are compensated as described under “Director Compensation for the Fiscal Year Ended March 31, 2010” and are not participants in our retirement plan, stock option plan or ESOP.

(3)
As described in note 7 to our Consolidated Financial Statements, our retirement plan was overfunded and therefore generated a benefit for the year ended March 31, 2010.  After deducting the expense of the unfunded retirement restoration plan, our net benefit attributable to both plans was $369,102 for the year ended March 31, 2010.  Our net benefit is not allocated to individual plan participants.

(4)
Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service.  See “Pension Benefits” which includes a description of the retirement benefits.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The Audit Committee, in accordance with its charter, has appointed the firm of Grant Thornton LLP as the independent registered accounting firm to audit our financial statements for the fiscal year ending March 31, 2011.  We are asking the shareholders to ratify the appointment of Grant Thornton LLP as our independent registered accounting firm for the fiscal year ending March 31, 2011.  In order to ratify the appointment of Grant Thornton LLP as our independent registered accounting firm for the year ending March 31, 2011, the proposal must receive the favorable vote of a majority of the shares represented in person or by proxy at the annual meeting.  If shareholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider the appointment.

A representative of Grant Thornton LLP will be present at the annual meeting to make a statement regarding our financial statements for the fiscal year ended March 31, 2010 and to respond to appropriate questions you may have.

Audit and Other Fees

The following table sets forth fees for services rendered by Grant Thornton LLP for the fiscal years ended March 31, 2010 and March 31, 2009.

	2010	2009
Audit Fees(1)	$137,550	$145,803
Audit-Related Fees	-	-
Tax Fees(2)	16,800	26,800
All Other Fees	-	-
Total Fees	$154,350	$172,603

(1)
Represents fees paid for professional services provided in connection with the audit of our annual financial statements, internal controls and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with our statutory and regulatory filings.

(2)	Represents fees for services provided in connection with tax compliance, tax advice and tax planning.

The Audit Committee has determined that the provision of non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton’s independence.  At its regularly scheduled and special meetings, the audit committee considers and pre-approves any audit and non-audit services to be performed by our independent accountants, Grant Thornton LLP.  In accordance with its charter, the Audit Committee approves in advance all audit and tax services to be provided by Grant Thornton LLP.  During the fiscal year 2010, all services were pre-approved by the Audit Committee in accordance with this policy.

Vote Required

The board recommends that you vote “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered accounting firm set forth in this Proposal 2.

COMMUNICATION WITH DIRECTORS

Shareholders who wish to send communications to our non-employee directors should address such communications to John H. Wilson, independent director, at 1000 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX  75240.

Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to John H. Wilson, independent director and Audit Committee member, at 1000 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, TX  75240.  Written complaints may be submitted anonymously.

OTHER MATTERS

As of the mailing date of this proxy statement, the Board of Directors knows of no other matters to be presented at the meeting.  Should any of the matters requiring a vote of the shareholders arise at the meeting; the persons named in the proxy will vote the proxies in accordance with their best judgment.

Shareholder Proposals for 2011 Annual Meeting

Any shareholder who intends to present a proposal at the annual meeting in the year 2010, and who wishes to have the proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate secretary, Tracy L. Morris, at 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 1, 2011.  All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any shareholder, who intends to bring business to the annual meeting in the year 2011, but not include the proposal in our proxy statement, or to nominate a person to the Board of Directors, must also give written notice to our corporate secretary, Tracy L. Morris, at the address set forth in the preceding paragraph, by February 1, 2011.

Expenses for Solicitation of Proxies

In addition to the use of the mails, proxies may be solicited by personal interview and telephone by our directors, officers and employees, who will not receive additional compensation for such services.  We will request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials.  The cost of soliciting proxies will be borne by us.

Reduce Duplicate Mailings

We are required to provide an annual report and proxy statement or notice of availability of these materials to all shareholders of record.  If you have more than one account in your name or at the same address as other shareholders, we or your broker may discontinue mailings of multiple copies.  If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card.  If you are voting by telephone or the Internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a shareholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent.  If you received only one copy of this proxy statement and annual report or notice of availability of these materials and  you wish to receive a separate copy for each shareholder at your household, or if, at any time, you wish to resume receiving separate proxy statements or annual reports or notices of availability, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares.  You can notify us by sending a written request to Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, TX 75230, Attention Tracy L. Morris, or by contacting us at (972) 233-8242, and we will promptly deliver materials as requested.

Annual Report

The Annual Report to Shareholders covering the fiscal year ended March 31, 2010 mailed in advance of this proxy statement is not deemed a part of the proxy soliciting material.

A copy of the fiscal 2010 Annual Report on Form 10-K, as filed with the SEC, will be mailed to shareholders without charge upon request to Tracy L. Morris, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

A copy of the Form 10-K is available via the Internet at our website (www.capitalsouthwest.com/investors/financial-reports) and the EDGAR version of such report is available at the SEC’s website (www.sec.gov).